Exhibit 10.1
TERMINATION OF MERGER AGREEMENT, ACKNOWLEDGMENT AND AMENDMENT TO
LOAN AGREEMENT AND SECURED PROMISSORY NOTE
     This Termination of Merger Agreement, Acknowledgment and Amendment to Loan Agreement and Secured Promissory Note (this “Termination and Amendment”) is made and entered into as of March 28, 2008 by and between Raven biotechnologies, inc., a Delaware corporation (the “Company”), and VaxGen, Inc., a Delaware corporation (the “Lender”).
     A. The Company and the Lender entered into an Agreement and Plan of Merger, dated November 12, 2007, as amended December 20, 2007 and February 6, 2008 (as amended, the “Merger Agreement”), pursuant to which the Company and the Lender would enter into a business combination on the terms and subject to the conditions set forth in the Merger Agreement.
     B. Concurrently with the execution of the Merger Agreement, the Company and the Lender executed that certain Loan Agreement, dated as of November 12, 2007 (the “Loan Agreement”), pursuant to which the Lender agreed to loan up to $6,000,000 to the Company as evidenced by that certain Secured Promissory Note, dated November 12, 2007 (the “Note”).
     C. The respective Boards of Directors of the Company and the Lender have mutually agreed to terminate the Merger Agreement.
     D. The Company and the Lender now desire to memorialize the agreement to terminate the Merger Agreement as provided herein.
     E. Concurrently with the termination of the Merger Agreement, the Company and the Lender now also desire to acknowledge the $655,000 Advance payable by the Lender to the Company on April 1, 2008 pursuant to the Loan Agreement and amend the Loan Agreement and the Note as provided herein.
     Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:
     1.     Termination of Merger Agreement. The Company and the Lender hereby terminate the Merger Agreement pursuant to Section 7.1(a) of the Merger Agreement. The Company hereby acknowledges and agrees that there has been no breach of the Merger Agreement by the Lender and the Lender hereby acknowledges and agrees that there has been no breach of the Merger Agreement by the Company. The Company and the Lender hereby acknowledge and agree that as of the execution of this Termination and Amendment neither the Company nor the Lender shall have any liability or continuing obligations under the Merger Agreement and all provisions of, rights granted and covenants made in the Merger Agreement are hereby released and terminated in their entirety and shall have no further force or effect.
     2.     Acknowledgment of Advance. Lender acknowledges that it will make an Advance (as such term is defined in the Loan Agreement) to the Company of $655,000 on April 1, 2008 in accordance with the terms of the Loan Agreement.
     3.     Amendment of Loan Agreement and Note. The Loan Agreement and Note are hereby amended as follows:
          (a)     Section 4(l) of the Loan Agreement entitled “No Transactions Outside the Ordinary Course” is hereby amended and restated in its entirety to read as follows:
     “No Transactions Outside the Ordinary Course. The Company shall not enter into any agreements, obligations or commitments of any type, except in the ordinary course of business consistent with past practice and except for agreements, contracts or commitments which involve payment by the Company which individually do not exceed $10,000, and which collectively do not exceed $50,000; provided, however that nothing in this Section 4(l) shall prevent the Company from financing its operations through the sale of its stock, incurring new indebtedness which is junior in priority of payment to the Note or entering into collaboration or partnership arrangements for the development of its product candidates.”
          (b)     Section 4(m) of the Loan Agreement entitled “Compensation Matters” is hereby deleted in its entirety.
          (c)     Section 4 of the Note is hereby amended and restated in its entirety to read as follows:
          “Payment on Maturity Date. Subject to Section 5 of the Loan Agreement, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the Maturity Date. As used herein, “Maturity Date” means the earlier of June 1, 2009 or an Event of Default as set forth below.”
     4.     Non-Disparagement. The Company shall not, and shall cause its officers and directors not to, disparage, defame or criticize Lender or any of its officers and directors in a non-constructive manner, either publicly or privately. The Lender shall not, and shall cause its officers and directors not to, disparage, defame or criticize the Company or any of its officers and directors in a non-constructive manner, either publicly or privately. Nothing in this Section 4 shall have application to any evidence or testimony requested by any court, arbitrator or government agency.
     5.     Miscellaneous.
          (a)     Except as expressly set forth herein, the Loan Agreement and Note shall remain in full force and effect.
          (b)     This Termination and Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles thereof governing conflict of laws.
          (c)     This Termination and Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
[Signature page follows]

     In Witness Whereof, the parties hereto have executed this Termination and Amendment as of the date and year first written above.

LENDER: VAXGEN, INC.
By:	/s/ James P. Panek
	Name:	James P. Panek
	Title:	President and CEO

COMPANY: RAVEN BIOTECHNOLOGIES, INC.
By:	/s/ George F. Schreiner
	Name:	George F. Schreiner
	Title:	Chief Executive Officer